UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 28, 2019

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Empire State Building
350 Fifth Ave, Suite 7530
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 440-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, Kamran Alam, CPA, MBA joined Rocket Pharmaceuticals, Inc. (the “Company”) as the Company's Senior Vice President – Finance and Principal Financial Officer.

Mr. Alam, age 41, most recently served as the Vice President – Finance at AveXis, Inc, a position he held since April 2016. Prior to that role, he worked at Naurex Inc. as the Director of Finance from March 2013 to August 2015, and as the Senior Director, Finance & Accounting at successor company Aptinyx Inc. from August 2015 to April 2016. Mr. Alam is a certified public accountant and holds a Master of Business Administration from the Indiana University – Kelley School of Business and a Bachelor of Business Administration from the University of Michigan – Stephen M. Ross School of Business.

Mr. Alam’s offer letter provides for “at will” employment. Pursuant to the terms of his offer letter, Mr. Alam is entitled to receive an annual base salary of $300,000 per year and a target bonus of 35% of such salary. Mr. Alam’s offer letter also includes a signing bonus, comprised of $80,000 payable upon commencement of employment, and $50,000 payable concurrently with the Company’s regular bonus payouts to employees in Q1 2020. In accordance with the offer letter, the Company has also promised Mr. Alam a stock option to purchase 200,000 of the Company’s common ordinary shares (the “Option”) pursuant to the Company’s Second Amended and Restated 2014 Stock Option and Incentive Plan. One-third of the shares subject to the Option will vest and become exercisable on the one-year anniversary of the date of grant, and the remaining two-thirds of the shares subject to the Option will vest and become exercisable in eight quarterly increments over the following two years, subject to Mr. Alam’s continued employment with the Company. Mr. Alam has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Alam has no family relationship with any of the executive officers or directors of the Company. There were neither any arrangements nor any understandings between Mr. Alam and any other person pursuant to which he will be appointed as an officer of the Company.

John Militello, CPA previously the Company’s Senior Controller, Treasurer and Principal Financial and Accounting Officer, will now serve as the Company’s Senior Controller, Treasurer and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: October 31, 2019	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director